UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2017

WIDEPOINT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33035	52-2040275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7926 Jones Branch Drive, Suite 520, McLean, Virginia (Address of Principal Executive Office)	22102 (Zip Code)

Registrant’s telephone number, including area code: (703) 349-2577

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01         Entry into a Material Definitive Agreement.

On May 3, 2017, a subsidiary of WidePoint Corporation (the “Company”) entered into an Asset Purchase Agreement with Probaris Technologies, Inc. whereby the Company purchased certain commercial identity and authentication software assets, contract license assignments, and other assets associated with the sale of the software assets (the “Software Assets”). The aggregate purchase price for the Software Assets was $400,000, consisting of $300,000 paid in cash at closing and $100,000 contingent upon the optional renewal of a license agreement expected in 2018. The foregoing summary does not purport to be complete and is qualified in its entirety by the Asset Purchase Agreement, which is incorporated herein by reference.

Item 7.01         Regulation FD Disclosure.

On May 3, 2017, the Company issued a press release announcing the acquisition of the Software Assets. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01, including the exhibit referenced herein, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a) (2) of the Securities Act of 1933, as amended.

Item 9.01(d) Financial Statements and Exhibits

Exhibit 2.1	Asset Purchase Agreement by and between Probaris Technologies, Inc. and WidePoint Cybersecurity Solutions Corporation.

Exhibit 99.1	Press Release of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIDEPOINT CORPORATION

/s/ James T. McCubbin
Date: May 9, 2017	James T. McCubbin
Executive Vice President and Chief Financial Officer